EXHIBIT  23.1


                         INDEPENDENT AUDITORS' CONSENT


The  Board  of  Directors
Ugly  Duckling  Corporation

We  consent  to the inclusion of our report dated January 31, 1997, except for
Note 19 to the Consolidated Financial Statements which is as of February 13, 1997, on the consolidated financial statements of Ugly Duckling Corporation included herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the Post Effective Amendment No. 1 to Form S-1 of Ugly Duckling Corporation.


                                                    /s/ KPMG Peat Marwick, LLP
Phoenix,  Arizona
June  20,  1997